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                                                                    Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SEPRACOR INC.

         Victor H. Woolley and Mark G. Borden, being the duly elected Vice President, Finance and Secretary, respectively, of Sepracor Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, do hereby certify as follows:

         1. The name of the corporation is Sepracor Inc. (hereinafter called the "Corporation").

         The date of filing of its original Certificate of incorporation with the Secretary of State was January 27, 1984.

         2. That by vote of the Board of Directors of the Corporation at a meeting held on October 29, 1991, and in accordance with Section 245 of the General Corporation Law of Delaware, the Board of Directors adopted a resolution setting forth the proposed Restated Certificate of Incorporation of the Corporation.

         3. This Restated Certificate of Incorporation only restates and integrates and does not further amend the Corporation's Restated Certificate of Incorporation and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation.

                  FIRST: The name of the corporation is Sepracor Inc. (hereinafter called the "Corporation").

                  SECOND: The registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 26,000,000 of which (i) 25,000,000 shares shall be Common Stock, $0.10 par value per share ("Common Stock"), and (ii) 1,000,000 shares shall be Preferred Stock, $1.00 par value per share ("Preferred Stock").

                  A.       PREFERRED STOCK

                           Preferred Stock may be issued from time to time in
one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the


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Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                           Authority is hereby expressly granted to the Board of
Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation."

                  B.       COMMON STOCK.

                           1.       GENERAL. The voting, dividend and
                                    liquidation ights of the holders of the
                                    Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

                           2. VOTING. The holders of the Common stock are ntitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

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                           3.       DIVIDENDS. Dividends may be declared and
                                    paid on he Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                           4. LIQUIDATION. Upon the dissolution or liquidation of he Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                  FIFTH: To the fullest extent permitted by the Delaware General Corporation Law, as it exists or may be amended, a director of the Corporation shall be not liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  SIXTH: The election of directors need not be by written ballot unless the by-laws so provide.

                  SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

                  EIGHTH: Whenever any compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


                                      -3-
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                  TENTH: This Article is inserted for the management of the
business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

                           1.       NUMBER OF DIRECTORS. The number of directors
which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

                           2.       CLASSES OF DIRECTORS. The Board of Directors
shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of the Class I and, if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

                           3.       ELECTION OF DIRECTORS. Elections of
directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

                           4.       TERMS OF OFFICE. Each director shall serve
for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1993; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1992; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1991.

                           5.       ALLOCATION OF DIRECTORS AMONG CLASSES IN THE
EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless

                                      -4-
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otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

                           6.       TENURE. Notwithstanding any provisions to
the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

                           7.       VACANCIES. Any vacancy in the Board of
Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified, or until his earlier death, resignation or removal.

                           8.       QUORUM. A majority of the total number of
the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

                           9.       ACTION AT MEETING. At any meeting of the
Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's Restated Certificate of Incorporation or By-Laws.

                           10.      REMOVAL. Any one or more or all of the
directors may be removed, with or without cause, by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

                           11.      STOCKHOLDER NOMINATIONS AND INTRODUCTION OF
BUSINESS, ETC. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.

                           12.      AMENDMENTS TO ARTICLE. Notwithstanding any
other provisions of law, this Restated Certificate of Incorporation or the Corporation's Amended and Restated By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH."

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                  ELEVENTH: Until the closing of a firm commitment, underwritten public offering of the Corporation's Common Stock (a "Public Offering"), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Effective upon the closing of a Public Offering, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the Corporation's By-laws, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article ELEVENTH.

                  TWELFTH: Special meetings of stockholders may be called at any time by the President or by the Chairman of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the Corporation's Amended and Restated By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article TWELFTH."

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                  THIRTEENTH:

                           1.       ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY
OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

                           2.       ACTIONS OR SUITS BY OR IN THE RIGHT OF THE
CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

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                           3.       INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL
PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

                           4.       NOTIFICATION AND DEFENSE OF CLAIM. As a
condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

                           5.       ADVANCE OF EXPENSES. Subject to the
provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be

                                      -8-
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determined that the Indemnitee is not entitled to be indemnified by the
Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

                           6.       PROCEDURE FOR INDEMNIFICATION. In order to
obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

                           7.       REMEDIES. The right to indemnification or
advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

                           8.       SUBSEQUENT AMENDMENT. No amendment,
termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                           9.       OTHER RIGHTS. The indemnification and
advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an

                                      -9-
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Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                           10.      PARTIAL INDEMNIFICATION. If an Indemnitee is
entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

                           11.      INSURANCE. The Corporation may purchase and
maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

                           12.      MERGER OR CONSOLIDATION. If the Corporation
is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

                           13.      SAVINGS CLAUSE. If this Article or any
portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                           14.      DEFINITIONS. Terms used herein and defined
in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

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


                           15.      SUBSEQUENT LEGISLATION. If the General
Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         This Restated Certificate of Incorporation supersedes and takes the place of the heretofore existing Restated Certificate of Incorporation of this Corporation and any and all amendments, certificates and supplements thereto, if any.

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


         IN WITNESS WHEREOF, said Sepracor Inc. has caused this Restated Certificate of Incorporation to be signed by Victor H. Woolley, its Vice President, Finance, and attested by Mark G. Borden, its Secretary, this 17th day of December, 1991.

                                          By:   /s/ Victor H. Woolley
                                              --------------------------------
                                                Victor H. Woolley
                                                Vice President, Finance

ATTEST:

/s/ Mark G. Borden
-----------------------------
Mark G. Borden, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     merging

                              IBF Biotechnics Inc.,
                             a Delaware corporation

                                      into

                                 Sepracor Inc.,
                             a Delaware corporation

         Sepracor Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST:   That the Corporation was incorporated on the 27th day of
January, 1984, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of the only class of authorized capital stock of IBF Biotechnics Inc., a corporation incorporated on December 8, 1986, pursuant to the General Corporation Law of the State of Delaware.

         THIRD:   That the Corporation, by the following resolutions of its
Board of Directors, duly adopted at a Meeting of the Board of Directors on November 24, 1992, determined to merge IBF Biotechnics Inc. into the
Corporation:

RESOLVED:         That the Corporation, being the holder of 100% of the
                  authorized and outstanding capital stock of IBF Biotechnics
                  Inc., a Delaware corporation ("IBF"), hereby approves and authorizes the merger of IBF with and into the Company (the
                  "IBF Merger") pursuant to Section 253 of the Delaware General
                  Corporation Law, such merger to be effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware, and that the Company hereby assumes all of the obligations of IBF which the Company is required to assume under Delaware law.

FURTHER
RESOLVED:         That the Restated Certificate of Incorporation of the Company,
                  as amended, shall be the Certificate of Incorporation of the Company as of the effective date of the IBF Merger.

FURTHER
RESOLVED:         That the appropriate officers of the Company be, and each of them acting singly hereby is, authorized to execute all such documents and instruments as they or any of them deem necessary or appropriate to effectuate the purposes of the foregoing resolutions.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by its President and attested by its Secretary, this 21st day of December, 1992.

                                              By:   /s/ Timothy J. Barberich
                                                    -------------------------
                                                    Timothy J. Barberich,
                                                    President

ATTEST:

By:/s/ Mark G. Borden
   -------------------
     Mark G. Borden
     Secretary

               Certificate of Designations of the Preferred Stock
                                       of
                                  Sepracor Inc.
                                To be Designated
                      SERIES A CONVERTIBLE PREFERRED STOCK

         Sepracor Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting, duly adopted the following resolution:

         RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 80,000 shares, to be designated "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

         Eighty Thousand (80,000) shares of the authorized and unissued Preferred Stock of the Corporation ("Series Preferred Stock") are hereby designated "Series A Convertible Preferred Stock" (the Sseries A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1.       DIVIDENDS.

                  (a) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such shares of Series A Preferred Stock is then convertible.

                  (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash, securities or property without consideration, whether by way of dividends or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash, securities or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         2.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary of involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $63.00 per share, together with dividends or distributions required to be declared under Section 1(a). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall hare ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (c) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 60% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation where the consideration payable to the holders of Series A Preferred Stock (in the case of a merger or consolidation), or the consideration payable to such holders, together with all other available assets of the Corporation (in the case of an asset sale), is less than $63.00 per share of Series A Preferred Stock, then, if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred

Stock in order to assist them in determining whether to make such an election. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be reasonably determined by the Board of Directors of the Corporation. If no notice of the election permitted by this Subsection (c) is given, the provisions of Subsection 4(i) shall apply. Any other merger or consolidation of the Corporation into or with another corporation shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of this Section 2.

         3.       VOTING.

                  (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted form time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) Without the consent of the holders of majority of the Series A Preferred Stock, the Corporation shall not enter into any merger or consolidation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 60% by voting power of the capital stock of the surviving corporation) or the sale of substantially all the assets of the Corporation where the consideration payable to the holders of the Series A Preferred Stock shall have a value less than $63.00 per share, in the same form as the consideration being given to the majority of shares of Common Stock with the value being determined by an independent appraiser.

         4. OPTIONAL CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $63.00 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $6.30. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock.

                  (c)      MECHANICS OF CONVERSION.

                           (i)      In order for a holder of Series A Preferred
Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii)     The Corporation shall at all times when the
Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii)    Upon any such conversion, no adjustment of
the Conversion Price shall be made for any declared or accrued but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv)     All shares of Series A Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                           (v)      The Corporation shall pay any and all issue
and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d)      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                           (i)      SPECIAL DEFINITIONS. For purposes of this
Subsection 4(d), the following definitions shall apply:

                                    (A)      "OPTION" shall mean rights, options
                                             or warrants to ubscribe for,
                                             purchase or otherwise acquire
                                             Common Stock or Convertible
                                             Securities, excluding options
                                             described in subsection
                                             4(d)(i)(D)(V) below.

                                    (B)      "ORIGINAL ISSUE PRICE" shall mean
                                             the date on which share of Series A
                                             Preferred Stock was first issued.

                                    (C)     "CONVERTIBLE SECURITIES" shall mean
                                            any evidences of ndebtedness, shares
                                            or other securities directly or
                                            indirectly convertible into or
                                            exchangeable for Common Stock.

                                    (D)     "ADDITIONAL SHARES OF COMMON STOCK"
                                            shall mean all hares of Common Stock
                                            issued (or, pursuant to Subsection
                                            4(d)(iii) below, deemed to be
                                            issued) by the Corporation after the
                                            Original Issue Date, other than
                                            shares issued or issuable.

                                    (E)      "COMMON STOCK" shall be deemed to
                                             include equity ecurity having
                                             rights to receive dividends or
                                             distributions (including
                                             liquidation) not limited to a fixed
                                             sum or percentage of the purchase
                                             price therefor. The price at which
                                             such securities are deemed issued
                                             for purposes of this Section 4(d)
                                             shall take into account as
                                             appropriate the relationship
                                             between the terms thereof and the
                                             terms of the Series A Preferred
                                             Stock:

                                             (I)      upon exercise of any
                                                      warrants or options or
                                                      conversion of any
                                                      convertible securities of
                                                      the Corporation
                                                      outstanding prior to the
                                                      Original Issuance Date;

                                             (II)     as a dividend or
                                                      distribution on Series A
                                                      Preferred Stock;

                                             (III)    by reason of a dividend,
                                                      stock split, split-up or
                                                      other distribution on
                                                      shares of Common Stock
                                                      that is covered by
                                                      Subsection 4(e) or 4(f)
                                                      below;

                                             (IV)     in connection with the
                                                      acquisition by the
                                                      Corporation of another
                                                      corporation of business;

                                             (V)      to employees or directors
                                                      of, or consultants to, the
                                                      Corporation or any
                                                      subsidiary as approved by
                                                      the Board of Directors of
                                                      the Corporation, or

                                             (VI)     to pharmaceutical
                                                      companies or other
                                                      strategic partners in
                                                      connection with a
                                                      licensing, development,
                                                      joint venture or similar
                                                      arrangement between the
                                                      Corporation and such
                                                      company or partner.


                           (ii)     NO ADJUSTMENT OF CONVERSION PRICE. No
adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                           (iii)    ISSUE OF SECURITIES DEEMED ISSUE OF
ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A)      No further adjustment in the
                                             Conversion Price shall be made upon
                                             the subsequent issue of Convertible
                                             Securities or shares of Common
                                             Stock upon the exercise of such
                                             Options or conversion or exchange
                                             of such Convertible Securities;

                                    (B)      If such Options or Convertible
                                             Securities by their
                                             terms provide, with the passage of
                                             time or otherwise, for any increase
                                             or decrease in the consideration
                                             payable to the Corporation, upon
                                             the exercise, conversion or
                                             exchange thereof, the Conversion
                                             Price computed upon the original
                                             issue thereof (or upon the
                                             occurrence of a record date with
                                             respect thereto), and any
                                             subsequent adjustments based
                                             thereon, shall, upon any such
                                             increase or decrease becoming
                                             effective, be recomputed to reflect
                                             such increase or decrease, as
                                             applicable, insofar as it affects
                                             such Options or the rights or
                                             conversion or exchange under such
                                             Convertible Securities;

                                    (C)      Upon the expiration or termination
                                             of an exercised Option, the
                                             Conversion Price shall not be
                                             readjusted; and

                                    (D)      No readjustment pursuant to clause
                                             (B) above shall ave the effect of
                                             increasing the Conversion Price to
                                             an amount which exceeds the lower
                                             of (i) the Conversion Price on the
                                             original adjustment date, or (ii)
                                             the Conversion Price that would
                                             have resulted from any issuances of
                                             Additional Shares of Common Stock
                                             between the original adjustment
                                             date and such readjustment date.

                           (iv)     ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE
OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share received by the Corporation for the issue of the Additional Shares of Common Stock (determined pursuant to Subsection 4(d)(v)).

                           (v)      DETERMINATION OF CONSIDERATION. For purposes
of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A)      CASH AND PROPERTY. Such
                                             consideration shall:

                                             (I)      insofar as it consists of
                                                      cash, be computed at the
                                                      aggregate of cash received
                                                      by the Corporation,
                                                      excluding amounts paid or
                                                      payable for accrued
                                                      interest or accrued
                                                      dividends;

                                             (II)     insofar as it consists of
                                                      property other than ash,
                                                      be computed at the fair
                                                      market value thereof at
                                                      the time of such issue, as
                                                      reasonably determined by
                                                      the Board of Directors;
                                                      and

                                             (III)    in the event Additional
                                                      Shares of Common

                                                      Stock are issued together
                                                      with other shares or
                                                      securities or other assets
                                                      of the Corporation for
                                                      consideration which covers
                                                      both, be the proportion of
                                                      such consideration so
                                                      received, computed as
                                                      provided in clauses (I)
                                                      and (II) above, as
                                                      reasonably determined by
                                                      the Board of Directors.

                                    (B)      OPTIONS AND CONVERTIBLE SECURITIES.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                             (x)      the total amount, if any,
                                                      received or eceivable by
                                                      the Corporation as
                                                      consideration for the
                                                      issue of such Options or
                                                      Convertible Securities,
                                                      plus the minimum aggregate
                                                      amount of additional
                                                      consideration (as set
                                                      forth in the instruments
                                                      relating thereto, without
                                                      regard to any provision
                                                      contained therein for a
                                                      subsequent adjustment of
                                                      such consideration)
                                                      payable to the Corporation
                                                      upon the exercise of such
                                                      Options or the conversion
                                                      or exchange of such
                                                      Convertible Securities, or
                                                      in the case of Options for
                                                      Convertible Securities,
                                                      the exercise of such
                                                      Options for Convertible
                                                      Securities and the
                                                      conversion or exchange of
                                                      such Convertible
                                                      Securities, by

                                             (y)      the maximum number of
                                                      shares of Common tock (as
                                                      set forth in the
                                                      instruments relating
                                                      thereto, without regard to
                                                      any provision contained
                                                      therein for a subsequent
                                                      adjustment of such number)
                                                      issuable upon the exercise
                                                      of such Options or the
                                                      conversion or exchange of
                                                      such Convertible
                                                      Securities.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the Series A Preferred Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Series A Preferred Stock, the Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

                           (1)      the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2)      the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (g) PROHIBITION ON CERTAIN DIVIDENDS AND DISTRIBUTIONS. The Corporation shall not, at any time or from time to time after the Original Issue Date for the Series A Preferred Stock, make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, unless the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as reasonably determined by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. If any event occurs as to which the provisions of this Section 4 are not applicable or if applicable would not fairly protect the rights of the holders of Series A Preferred Stock in accordance with the essential intent and principles of such provisions, the application of such provisions will be adjusted in accordance with such essential intent and principles so as to protect such rights, but in no event shall the Conversion Price be increased.

                  (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

                  (l)      NOTICE OF RECORD DATE. In the event:

                           (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (iv) of the involuntary or voluntary dissolution, liquidation or winding upon of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                  (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5.       MANDATORY CONVERSION.

                  (a) All outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, upon the earlier of (i) September 30, 2004 or (ii) upon written notice by the Corporation to the holders of Series A Preferred Stock (which notice may not be delivered prior to September 30, 1995) following a period of twenty (20) consecutive trading days in which the lst reported sales price of the Common Stock on the Nasdaq National Market (or a national securities exchange) equals or exceeds 160% of the then effective Conversion Price (the "Mandatory Conversion Date").

                  (b) All holders of record of shares of Series A Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this
Section 5. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon and any dividends or distributions required to be declared under Section 1(a). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested to by its Assistant Secretary this 30th day of September, 1994.

                                                    SEPRACOR INC.

                                                    By:/s/ Timothy J. Barberich
                                                       -------------------------
                                                           Timothy J. Barberich
                                                           President

ATTEST:
   /s/ Victor Woolley
-----------------------
Victor Woolley
Assistant Secretary

[Corporate Seal]

                            CERTIFICATE OF CORRECTION
                       FILED TO CORRECT CERTAIN ERRORS IN

                       THE CERTIFICATE OF DESIGNATIONS OF
                             THE PREFERRED STOCK OF

                                  SEPRACOR INC.

                                TO BE DESIGNATED
                      SERIES A CONVERTIBLE PREFERRED STOCK

         FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON SEPTEMBER 30, 1994.

         SEPRACOR INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1.       The name of the corporation is Sepracor Inc.

         2. The Certificate of Designations of the Preferred Stock of Sepracor Inc. to be designated Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on September 30, 1994 and that said certificate requires corrections permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracies or defects of said certificate to be corrected are as follows:

                  (a) Certain words were inadvertently omitted from Subsection (b) of Section 3;

                  (b)      A typographical error is included in Subsection
                           (d)(i)(D)(I) of Section 4;

                  (c) Subsection (d)(i)(E) of Section 4 was inadvertently located within subsection (d)(i)(D);

                  (d) The final page of said certificate was inadvertently numbered as page 15.

         In order to correct said inaccuracies or defects, the following shall occur:

                  (a) Subsection (b) of Section 3 shall read in its entirety:

                  "Without the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, the Corporation shall not enter into any merger or consolidation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 60% by voting power of the capital stock of the surviving corporation) or the sale of substantially all the assets of the Corporation where the consideration payable to the holders of the Series A Preferred Stock shall have a value less than $63.00 per share in the same form as the consideration being given to the majority of shares of Common Stock with the value being determined by an independent appraiser.";

                  (b)      The words "Original Issuance Date" in Subsection
                           (d)(i)(D)(I) of Section 4 shall be changed to "Original Issue Date.";

                  (c) Subsection (d)(i)(E) of Section 4, shall be relocated to immediately follow subsection (d)(i)(D)(VI) of
                           Section 4;

                  (d)      The final page shall be renumbered as page 16.

         IN WITNESS WHEREOF, said Sepracor Inc. has caused this certificate to be signed by Timothy J. Barberich, its President, and attested by Victor H. Woolley, its Assistant Secretary, this 28 day of October, 1994.

                                                   SEPRACOR INC.

                                                   By:/s/ Timothy J. Barberich
                                                      --------------------------
                                                        Timothy J. Barberich
                                                        President

ATTEST:

By:/s/ Victor Woolley
 --------------------
    Victor Woolley
    Assistant Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                         AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                SERIES B REDEEMABLE EXCHANGEABLE PREFERRED STOCK

                                       OF

                                  SEPRACOR INC.

                              --------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                              --------------------


         Sepracor Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a meeting duly called and held, at which a quorum was present and acting throughout, duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

         RESOLVED, that there is hereby established a series of authorized Preferred Stock having a par value of $1.00 per share, which series shall be designated "Series B Redeemable Exchangeable Preferred Stock" (hereinafter "Series B Preferred Stock"), shall consist of 312,500 shares and shall have the following powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

         1. DIVIDENDS. Holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, an annual cash dividend of $1.92 per share, payable on each March 8 after the date of issuance of Series B Preferred Stock until March 8, 2000. Such dividends shall accrue from day to day and shall be cumulative from the date of issuance of each share of Series B Preferred Stock, whether or not declared. After March 8, 2000, no dividends shall accrue on outstanding shares of Series B Preferred Stock. Dividends will be payable to holders of record as they appear on the stock records of the Corporation on such record dates, not more than 60 days preceding the applicable payment date, as shall be fixed by the Board of Directors of the Corporation. Dividends payable for any partial period shall be calculated on the basis of a 360-day year, and accrued but unpaid dividends shall not bear interest.

         2. LIQUIDATION, DISSOLUTION OR WINDING UP: CERTAIN MERGERS AND CONSOLIDATIONS.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to payment in full of all amounts required to be distributed to any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock (such stock being collectively referred to as the "Senior Preferred Stock"), but before any payment shall be made to the holders of the common stock, par value $0.10 per share, of the Corporation ("Common Stock") or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $16.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared or accrued but unpaid on such shares. The Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock") shall rank on liquidation on a parity with the Series B Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (c) At least 20 days prior to the date of any dissolution, liquidation or winding up of the Corporation, the Corporation shall give notice thereof in the manner provided by Section 5(c) hereof in order to permit the holders of Series B Preferred Stock to exercise their right to exchange such shares before their Exchange Rights (as defined in Section 5 hereof) terminate.

                  (d) In the event of any merger or consolidation pursuant to which holders of outstanding shares of Common Stock exchange such shares for cash, property and/or securities of another corporation or entity (a "Qualified Merger"), then such merger or consolidation shall be deemed to be a liquidation of the Corporation for purposes of this Section 2.

         3. VOTING. Except as otherwise required by law, holders of Series B Preferred Stock shall not be entitled to any voting rights by virtue of such ownership.

         4. RESTRICTION ON CREATION OF CERTAIN SENIOR SHARES. So long as any Series B Preferred Stock shall be outstanding, the Corporation shall not, without the prior written approval of holders of a majority of the Series B Preferred Stock then outstanding, create any class or series of stock ranking, as to payment of dividends or liquidation preference, equal or prior to the Series B Preferred Stock if the terms of such stock in any way restrict the Corporation's ability to comply with the powers, preferences and special rights of the Series B Preferred Stock other than in connection with the operation of the preference upon liquidation, dissolution or winding up (or deemed liquidation) of such other class or series of stock as set forth in Section 2 hereof.

         5. OPTIONAL EXCHANGE. The holders of Series B Preferred Stock shall have exchange rights as follows (the "Exchange Rights"):

                  (a)      RIGHT TO EXCHANGE.

                           (i)      At any time after the earlier of (A) 20 days
prior to March 8, 2000, (b) the date, prior to March 8, 2000, on which the shares of common stock, $0.01 par value per share (the "BioSepra Common Stock"), of BioSepra Inc., a Delaware corporation ("BioSepra") have a closing price as reported by the Wall Street Journal (or if the Wall Street Journal is not then being published, publications of similar reliability and repute), greater than 112.5% of the Exchange Price (as determined in accordance with the provisions of this Section 5), (C) 20 days prior to a BioSepra Event (as defined in Subsection 5(a)(ii) below), (D) 20 days prior to the date of any redemption made pursuant to Section 6 or 7 hereof or (E) 20 days prior to the date of any dissolution, liquidation or winding up of the Corporation pursuant to Section 2 hereof, subject to funds legally available therefor, each share of Series B Preferred Stock shall be exchangeable, at the option of the holder thereof, and without the payment of additional consideration by the holder thereof, for such number of outstanding shares of BioSepra Common Stock held by the Corporation (the "Owned BioSepra Common Stock") as is determined by dividing $16.00 by the Exchange Price (as defined below) in effect at the time of exchange. The "Exchange Price" shall initially be $16.00. Such initial Exchange Price, and the rate at which shares of Series B Preferred Stock may be exchanged for shares of BioSepra Common Stock, shall be subject to adjustment as provided below. No declared or accrued but unpaid dividends shall be paid upon such exchange.

                           (ii)     In the event of a Change of Control of
BioSepra, as defined in Section 7(b) hereof (a "BioSepra Event"), the Exchange Rights may be exercised at the option of each holder of Series B Preferred Stock prior to the effectiveness of the BioSepra Event pursuant to the following:

                                    (A)      The Corporation shall use its best
efforts to provide written notice to each holder of Series B Preferred Stock at least 20 days prior to the date on which the BioSepra Event is expected to become effective, notifying such holder of (I) the date on which the BioSepra Event is expected to become effective and (II) the date as of which the holders of record of BioSepra Common Stock shall be entitled to any consideration to be paid to such holders pursuant to the BioSepra Event; and

                                    (B)      Subsequent to the receipt of such
written notice pursuant to clause (A) above by each holder of Series B Preferred Stock, the Corporation and each holder of such stock shall use their respective best efforts to effectuate such an optional exchange (pursuant to the provisions of Subsection 5(a)(i) hereof and Section 5(c) hereof) to insure that those holders of Series B Preferred Stock who exercise their Exchange Rights shall be holders of BioSepra Common Stock prior to the effectiveness of the BioSepra Event.

                           (iii)    In the event of a notice of any redemption
of shares of Series B Preferred Stock pursuant to Sections 6 or 7 hereof, the Exchange Rights of the holders of the shares designated for redemption shall terminate at the close of business on the second full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Exchange Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation pursuant to Section 2 hereof, the Exchange Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                           (iv)     With respect solely to shares of BioSepra
Common Stock obtained pursuant to an exchange governed by Sections 5(a)(i)(B) or 5(a)(i)(C) above, holders of such shares of BioSepra Common Stock shall, upon such exchange, provide a proxy to the Board of Directors of the Corporation or their designees (expiring on March 8, 2000) for the voting of such shares with respect to any vote of the stockholders of BioSepra regarding any BioSepra Event.

                  (b) FRACTIONAL SHARES. No fractional share of BioSepra Common Stock shall be issued upon exchange of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Exchange Price.

                  (c)      MECHANICS OF AN OPTIONAL EXCHANGE.

                           (i)      In order for each holder of Series B
Preferred Stock to exchange shares of Series B Preferred Stock for shares of BioSepra Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock at the principal office of the Corporation, together with written notice to the Corporation that such holder elects to exchange all or any number of the shares of Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of BioSepra Common Stock to be issued. If required by the Corporation, certificates surrendered for exchange shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the exchange date (the "Exchange Date"). The Corporation shall, as soon as practicable after the Exchange Date, deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of BioSepra Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. On and after the Exchange Date, such holder or his or its nominees shall be deemed to be the record owner of such shares of BioSepra Common Stock and have all the rights appertaining thereto.

                           (ii)     The Corporation shall at all times when the
Series B Preferred Stock shall be outstanding, reserve for the purpose of effecting the exchange of the Series B Preferred Stock, such number of its shares of BioSepra Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding Series B Preferred Stock.

                           (iii)    All shares of Series B Preferred Stock which
shall have been surrendered for exchange as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the right, if any, to receive notices and to vote, shall immediately cease and terminate on the Exchange Date, except only the right of the holders thereof to receive certificates representing shares of BioSepra Common Stock in exchange therefor. Any shares of Series B Preferred Stock so exchanged shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                  (d)      ADJUSTMENTS TO EXCHANGE PRICE FOR DILUTING ISSUES.

                           (i)      SPECIAL DEFINITIONS. For purposes of this
Section 5(d), the following definitions shall apply:

                                    (A)      "OPTION" shall mean rights, options
or warrants to subscribe for, purchase or otherwise acquire BioSepra Common Stock or Exchangeable Securities (as defined below), excluding options granted to persons described in Subsection 5(d)(i)(D)(IV) hereof.

                                    (B)      "ORIGINAL ISSUE DATE" shall mean
March 8, 1995.

                                    (C)      "EXCHANGEABLE SECURITIES" shall
mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for BioSepra Common Stock.

                                    (D)      "ADDITIONAL SHARES OF BIOSEPRA
COMMON STOCK" shall mean all shares of BioSepra Common Stock issued (or, pursuant to Subsection 5(d)(iii) hereof, deemed to be issued) by BioSepra after the Original Issue Date, other than shares issued or issuable:

                                             (I)      upon exercise of any
                                                      warrants or options or
                                                      conversion of any
                                                      convertible securities of
                                                      BioSepra outstanding
                                                      immediately prior to the
                                                      Original Issue Date;

                                             (II)     by reason of a dividend,
                                                      stock split, split-up or
                                                      other distribution on
                                                      shares of BioSepra Common
                                                      Stock that is covered by
                                                      Subsection 5(e) or 5(f)
                                                      hereof;

                                             (III)    in connection with the
                                                      acquisition by BioSepra of
                                                      another corporation or
                                                      business;

                                             (IV)     to employees or directors
                                                      of, or consultants to,
                                                      BioSepra or any subsidiary
                                                      as approved by the Board
                                                      of Directors of BioSepra;
                                                      or

                                             (V)      to pharmaceutical
                                                      companies or other
                                                      strategic partners in
                                                      connection with a
                                                      licensing, development,
                                                      joint venture or similar
                                                      arrangement between
                                                      BioSepra and such company
                                                      or partner.

                                    (E)      The BioSepra Common Stock shall be
deemed to include any equity security having rights to receive dividends or distributions (including liquidation) not limited to a fixed sum or percentage of the purchase price therefor.

                                    (F)      "INITIAL SHARES OUTSTANDING" shall
mean the number of shares of BioSepra Common Stock issued and outstanding immediately prior to an adjustment of the Exchange Price pursuant to Subsection 5(d)(iv) hereof.

                           (ii)     NO ADJUSTMENT OF EXCHANGE PRICE. No
adjustment in the number of shares of BioSepra Common Stock into which the Series B Preferred Stock is exchangeable shall be made, by adjustment in the applicable Exchange Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) for an Additional Share of BioSepra Common Stock issued or deemed to be issued by BioSepra is less than the applicable Exchange Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of BioSepra Common Stock.

                           (iii)    ISSUE OF SECURITIES DEEMED ISSUE OF
ADDITIONAL SHARES OF BIOSEPRA COMMON STOCK. If BioSepra at any time or from time to time after the Original Issue Date shall issue any Options or Exchangeable Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options or Exchangeable Securities, then the maximum number of shares of BioSepra Common Stock (as set froth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Exchangeable Securities and Options therefor, the conversion or exchange of such Exchangeable Securities, shall be deemed to be Additional Shares of BioSepra Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of BioSepra Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of BioSepra Common Stock would be less than the applicable Exchange Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of BioSepra Common Stock are deemed to be issued:

                                    (A)      No further adjustment in the
Exchange Price shall be made upon the subsequent issue of Exchangeable Securities or shares of BioSepra Common Stock upon the exercise of such Options or conversion or exchange of such Exchangeable Securities;

                                    (B)      If such Options or Exchangeable
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Exchange Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease, as applicable, insofar as it affects such Options or the rights of conversion or exchange under such Exchangeable Securities;

                                    (C)      Upon the expiration or termination
of any unexercised Option, the Exchange Price shall not be readjusted; and

                                    (D)      No readjustment pursuant to clause
(B) above shall have the effect of increasing the Exchange Price to an amount which exceeds the lower of (I) the Exchange Price on the original adjustment date, or (II) the Exchange Price that would have resulted from any issuances of Additional Shares of BioSepra Common Stock between the original adjustment date and such readjustment date.

                           (iv) ADJUSTMENT OF EXCHANGE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF BIOSEPRA COMMON STOCK. In the event BioSepra shall at any time after the Original Issue Date issue Additional Shares of BioSepra Common Stock (including Additional Shares of BioSepra Common Stock deemed to be issued pursuant to Subsection 5(d)(iii) hereof, but excluding shares issued upon a stock split or combination as provided in Section 5(d) hereof or as a dividend or distribution as provided in Section 5(f) hereof), without consideration or for a consideration per share less than the applicable Exchange Price in effect on the date of and immediately prior to such issue, then and in such event, such Exchange Price shall be reduced, concurrently with such issue, to a price equal to the greater of (i) $12.00 (as proportionately adjusted in the event the Exchange Price is or has been subject to adjustment pursuant to Sections 5(e) or 5(f) hereof) and (ii) such Exchange Price multiplied by a fraction, the numerator of which is the Initial Shares Outstanding and the denominator of which is the Initial Shares Outstanding plus the number of such Additional Shares of BioSepra Common Stock.

                           (v)      DETERMINATION OF CONSIDERATION. For purposes
of this Section 5(d), the consideration received by BioSepra for the issue of any Additional Shares of BioSepra Common Stock shall be computed as follows:

                                    (A)      CASH AND PROPERTY. Such
consideration shall:

                                             (I)      insofar as it consists of
cash, be computed at the aggregate of cash received by BioSepra, excluding amounts paid or payable for accrued interest or accrued dividends;

                                             (II)     insofar as it consists of
                                                      property other than
         cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined by the Board of Directors of BioSepra; and

                                    (III)    in the event Additional Shares of
BioSepra

         Common Stock are issued together with other shares or securities or other assets of BioSepra for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as reasonably determined by the Board of Directors of BioSepra.

                           (B)      OPTIONS AND EXCHANGEABLE SECURITIES. The
consideration per share received by BioSepra for Additional Shares of BioSepra Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii) hereof, relating to Options and Exchangeable Securities, shall be determined by dividing:

                                    (x)      the total amount, if any, received
or receivable by BioSepra as consideration for the issue of such Options or Exchangeable Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to BioSepra upon the exercise of such Options or the conversion or exchange of such Exchangeable Securities, or in the case of Options for Exchangeable Securities, the exercise of such Options for Exchangeable Securities and the conversion or exchange of such Exchangeable Securities, by

                                    (y)      the maximum number of shares of
BioSepra Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Exchangeable Securities.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If BioSepra shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding BioSepra Common Stock, the Exchange Price then in effect immediately before that subdivision shall be proportionately decreased. If BioSepra shall at any time or from time to time after the Original Issue Date combine the outstanding shares of BioSepra Common Stock, the Exchange Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event BioSepra at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of BioSepra Common Stock entitled to receive, a dividend or other distribution payable in additional shares of BioSepra Common Stock, then and in each such event the Exchange Price for the Series B Preferred Stock then in effect shall be decreased as of the time of such insurance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exchange Price for the Series B Preferred Stock then in effect by a fraction:

                           (x) the numerator of which shall be the total number of shares of BioSepra Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           (y) the denominator of which shall be the total number of shares of BioSepra Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of BioSepra Common Stock issuable in payment of such dividend or distribution;

PROVIDED, HOWEVER, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exchange Price for the Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Exchange Price for the Series B Preferred Stock shall be adjusted pursuant to this Section 5(f) as of the time of actual payment of such dividends or distributions.

                  (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event BioSepra at any time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of BioSepra Common stock entitled to receive, a dividend or other distribution payable in securities of BioSepra other than shares of BioSepra Common Stock, then and in each such event the Corporation shall make provision so that the holders of the Series B Preferred Stock shall receive upon exchange thereof in addition to the number of shares of BioSepra Common Stock receivable thereupon, the amount of securities of BioSepra that they would have received had the Series B Preferred Stock been exchanged for BioSepra Common Stock immediately prior to the date of such event and had they thereafter, during the period from the date of such event to and including the Exchange Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5(g) with respect to the rights of the holders of Series B Preferred Stock.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the BioSepra Common Stock issuable upon the exchange of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to exchange such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of BioSepra Common Stock for which such shares of Series B Preferred Stock might have been exchanged immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of BioSepra with or into another corporation or the sale of all or substantially all of the assets of BioSepra to another corporation, each share of Series B Preferred Stock shall thereafter be exchangeable (or shall be exchanged for a security which shall be exchangeable) for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of BioSepra Common Stock deliverable upon exchange of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale.

                  (j) NO IMPAIRMENT. Without limiting the foregoing, the Corporation shall use its best efforts to cause BioSepra to carry out all the provisions of this Section 5 and to cause BioSepra to take all such action as may be necessary or appropriate in order to protect the Exchange Rights of the holders of Series B Preferred Stock against impairment.

                  (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exchange Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         6.       OPTIONAL REDEMPTION.

                  (a) QUALIFIED MERGER. At any time after the date on which the Corporation has entered into a definitive agreement relating to a Qualified Merger (as defined in Section 2(d) hereof), the Corporation may redeem all, but not less than all, of the Series B Preferred Stock by paying a redemption price of $16.00 plus any declared or accrued but unpaid dividends in cash, for each share of Series B Preferred Stock then redeemed.

                  (b) NOTICE OF SECTION 6(A) REDEMPTION. At least 10 days prior to the date fixed for any redemption of Series B Preferred Stock pursuant to Section 6(a) hereof, the Corporation shall provide written notice of the redemption of Series B Preferred Stock to each holder of record of Series B Preferred Stock to be redeemed, notifying such holder of the election of the Corporation to redeem such shares, specifying the redemption date, the time and date at which such holder's Exchange Rights (pursuant to Section 5 hereof), if any, as to such shares terminate (which shall be the close of business on the second full day preceding the redemption date) and the section of this resolution pursuant to which such redemption is being made and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the redemption date, each holder of Series B Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after such redemption date, unless there shall have been a default in payment of the redemption price, all rights of the holders of Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the redemption price, and interest thereon at the rate of 10% per annum if the redemption price is not paid when due, upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing, if said 10% rate of interest is in excess of the rate permitted under applicable usury laws, said rate shall be reduced to the maximum interest rate permissible under said usury laws.

         7.       MANDATORY REDEMPTION.

                  (a) MARCH 8, 2000 AND NOTICE THEREOF. The Corporation shall, on March 8, 2000, redeem for cash all outstanding shares of Series B Preferred Stock at a redemption price equal to $16.00 per share, plus any dividends declared or accrued but unpaid thereon. The notice provisions of
Section 6(b) hereof shall apply to a mandatory redemption pursuant to this
Section 7(a).

                  (b) CHANGE OF CONTROL OF BIOSEPRA INC. If, at any time on or prior to March 8, 2000, there is a Change of Control (as defined below) of BioSepra, the Corporation (or any successor in interest to the Corporation) shall, no later than five business days after such Change of Control, redeem for cash all outstanding shares of Series B Preferred Stock at a redemption price equal to one of the following:

                           (i)      $25.60 per share of Series B Preferred Stock
if the BioSepra Market Capitalization (as defined below) is $120,031,950 or less;

                           (ii)     $32.00 per share of Series B Preferred Stock
if the BioSepra Market Capitalization is between $120,031,950 and $168,044,730;
or

                           (iii)    $48.00 per share of Series B Preferred Stock
if the BioSepra Market Capitalization is $168,044,730 or more.

                  No declared or accrued but unpaid dividends with respect to the Series B Preferred Stock shall be paid upon a redemption made pursuant to this Section 7(b).

                  A "CHANGE OF CONTROL" of BioSepra shall occur or be deemed to have occurred if any of the following events occur: (A) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Corporation (or its successor), Beckman Instruments, Inc. (or its affiliate) or a holder of Series B Preferred Stock (or an affiliate of such holder), any trustee or other fiduciary holding securities under an employee benefit plan of BioSepra, or any corporation owned directly or indirectly by the stockholders of BioSepra in substantially the same proportion as their ownership of stock of BioSepra) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of BioSepra representing 30% or more of the combined voting power of BioSepra's then outstanding securities and the Corporation is not or ceases to be the beneficial owner of securities of BioSepra representing a greater percentage of such combined voting power than held by such person; (B) individuals who, as of March 8, 1995, constitute at least a majority of the Board of Directors of BioSepra (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of BioSepra, provided that any person becoming a director subsequent to March 8, 1995 whose election, or nomination for election by BioSepra's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of BioSepra, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes hereof, considered as though such person were a member of the Incumbent Board; (C) the stockholders of BioSepra approve a merger or consolidation of BioSepra with any other corporation (other than Beckman Instruments, Inc. (or its affiliate) or a holder of Series B Preferred Stock (or an affiliate of such holder)), other than (I) a merger or consolidation which would result in the voting securities of BioSepra outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than a majority of the combined voting power of the voting securities of BioSepra or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of BioSepra (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of BioSepra's then outstanding securities; or (D) the stockholders of BioSepra approve a plan of complete liquidation of BioSepra or an agreement for the sale or disposition by BioSepra of all or any substantial portion of BioSepra's assets; PROVIDED, HOWEVER, that unless one or more of the events or conditions specified above shall have occurred, a change of control of the Corporation pursuant to a merger, consolidation, sale of stock or assets, or otherwise, without more shall not be deemed to be a Change of Control of BioSepra.

                  "BIOSEPRA MARKET CAPITALIZATION" shall mean, for the purpose of this Section 7(b), the product of (A) the BioSepra Share Price (as defined below) and (B) the number of shares issued and outstanding of BioSepra Common Stock plus the number of shares issuable upon the exercise, conversion or exchange of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of BioSepra Common Stock, whether vested or unvested.

                  The "BIOSEPRA SHARE PRICE" shall mean the average closing price per share of BioSepra Common Stock, as reported by the Wall Street Journal (or if the Wall Street Journal is not then being published, publications of similar reliability and repute), for the three consecutive trading days immediately preceding a Change of Control.

                  (c) NOTICE OF SECTION 7(B) REDEMPTION. The Corporation shall provide written notice of the redemption of the Series B Preferred Stock pursuant to Section 7(b) hereof to each holder of record of Series B Preferred Stock to be redeemed as soon as possible, but no less than three calendar days, prior to the date on which such redemption is to be made. Except as provided in the preceding sentence, the notice provisions of Section 6(b) hereof shall apply to a mandatory redemption pursuant to Section 7(b) hereof.

         8.       EARLY REDEMPTION AT ELECTION OF HOLDERS.

                  (a) Upon the written request of the holders of a majority of the then outstanding shares of Series B Preferred Stock (the "Majority Requesting Holder(s)") received by the Corporation at least 90 days prior to Monday, March 10, 1997, on March 10, 1997 and on each of the first, second and third anniversaries thereof (each such date being referred to hereinafter as an "Early Redemption Date", the Corporation will redeem from each holder of shares of Series B Preferred Stock, at a price per share as set forth below, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Early Redemption Price"), the following respective portions of the number of shares of Series B Preferred Stock held by each such holder on the applicable Early Redemption Date:

                       PORTION OF THE THEN OUTSTANDING
                                 SHARES OF
                            SERIES B PREFERRED                    PER SHARE
REDEMPTION DATE            STOCK TO BE REDEEMED               REDEMPTION PRICE

March 10, 1997                      25%                                $17.98
March 10, 1998                      33 1/3%                            $19.06
March 10, 1999                      50%                                $20.20
March 10, 2000           All then outstanding shares            $21.41
                         of Series B Preferred Stock

No declared or accrued but unpaid dividends with respect to the Series B Preferred Stock shall be paid upon a redemption made pursuant to this Section 8(a).

                  (b) No later than 20 days after receipt of the written notice from the Majority Requesting Holder(s) pursuant to Section 8(a) hereof, the Corporation shall provide written notice of the applicable early redemption of Series B Preferred Stock to each other holder of record of such stock, notifying such holder of the election of the Majority Requesting Holder(s) to redeem such shares, the Early Redemption Price and the applicable Early Redemption Date.

                  (c) From and after such applicable Early Redemption Date, unless there shall have been a default in payment of the applicable Early Redemption Price, all rights of each holder (except the right to receive the applicable Early Redemption Price, and interest thereon at the rate of 10% per annum if the applicable Early Redemption Price is not paid when due, upon presentation and surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing, if said 10% rate of interest is in excess of the rate permitted under applicable usury laws, said rate shall be reduced to the maximum interest rate permissible under said usury laws.

         9. DEPOSIT OF REDEMPTION PRICE. With respect to any redemption made pursuant to Sections 6, 7 or 8 hereof, on or prior to the applicable redemption date, the Corporation shall deposit the redemption price of all applicable shares of Series B Preferred Stock with a bank or trust company having aggregate capital and surplus in excess of $500,000,000 as a trust fund for the benefit of the holders of Series B Preferred Stock, with irrevocable instructions and authority to the bank or trust company to pay the redemption price for such shares to their respective holders on or after the redemption date upon receipt of notification from the Corporation that such holder has surrendered his or its share certificate to the Corporation. The balance of any monies deposited by the Corporation pursuant to this Section 9 remaining unclaimed at the expiration of one year following the redemption date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

         10. PURCHASE OF SERIES B PREFERRED STOCK. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, or the whole or any part of the Series B Preferred Stock at such price or prices as the holders of Series B Preferred Stock and the Corporation may mutually agree upon, subject to the provisions of applicable law.

         11. FUNDS LEGALLY AVAILABLE. If the funds of the Corporation legally available for redemption of Series B Preferred Stock on a redemption date are insufficient to redeem the shares of Series B Preferred Stock required to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B Preferred Stock. At any time thereafter when additional funds of the corporation become legally available for the redemption of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence. Without limiting the foregoing, the Corporation shall be in default when any amounts due to be paid on a redemption date are not legally available. Holders of such unredeemed shares of Series B Preferred Stock shall have the right to receive the applicable redemption price and interest thereon at the rate of 10% per annum for the period in which the Corporation is obligated to redeem such shares. If said 10% rate of interest is in excess of the rate permitted under applicable usury laws, said rate shall be reduced to the maximum interest rate permissible under said usury laws.

         12. CANCELLATION AND SUBSEQUENT REDUCTION OF AUTHORIZED SERIES B PREFERRED STOCK. Any Series B Preferred Stock redeemed pursuant to this resolution will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

         13. NOTICES. All notices, requests, consents and other communications made pursuant to this resolution shall be in writing and shall be delivered by hand, telecopy (if confirmed) or mailed by first-class certified or registered mail, return receipt requested, postage prepaid. Such notices shall be deemed to have been made upon dispatch to the appropriate addressee, except for such notices that are delivered by first-class certified or registered mail, in which case such notices shall be deemed to have been made upon receipt by the appropriate addressee. Notice to each holder of Series B Preferred Stock shall be sent in each case to the telecopy number or address last shown on the records of the Corporation for such holder. Notice to the Corporation shall be sent in each case to the telecopy number or address of an appropriate addressee located at the Corporation's principal office.

                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be duly executed by Timothy J. Barberich, its President, this 13th day of March, 1995.

                                        SEPRACOR INC.,
                                        a Delaware corporation

                                        By:      /s/ Timothy J. Barberich
                                                 -------------------------------
                                                 Timothy J. Barberich
                                                 President

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  SEPRACOR INC.

         Sepracor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, at a meeting duly called and held on February 14, 1995, as filed with the minutes of the Board of Directors, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

         RESOLVED:                  That the first paragraph of Article FOURTH
                                    of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                                    FOURTH:  The total number of shares
                                    of all classes of stock which the
                                    Corporation has authority to issue is
                                    thirty-six million shares (36,000,000)
                                    consisting of thirty-five million
                                    (35,000,000) shares of common stock, $.10 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

         SECOND: That the foregoing Amendment to the Corporation's Restated Certificate of Incorporation was adopted by the holders of a majority of the outstanding shares of Common Stock and Series A Convertible Preferred Stock at the Corporation's Annual Meeting of Stockholders held on May 17, 1995 pursuant to notice duly given.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by Timothy J. Barberich, its President, and attested by Victor H. Woolley, its Secretary, this 17th day of May, 1995.

                                          SEPRACOR INC.

                                          By:      /s/ Timothy J. Barberich
                                                  ------------------------------
                                                   Timothy J. Barberich
                                          Its:     President

ATTEST:

BY:      /s/ Victor H. Woolley
         ---------------------
         Victor H. Woolley

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SEPRACOR INC.

         Sepracor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, in a Written Action in Lieu of Meeting dated as of March 27, 1996, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law") proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

         RESOLVED:                  That the first paragraph of Article FOURTH
                                    of the Restated Certificate of
                                    Incorporation, as amended, be amended to read in its entirety as follows:

                                    FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is forty-one million shares (41,000,000) consisting of forty million (40,000,000) shares of common stock, $.10 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

         SECOND: That the foregoing Amendment to the Corporation's Restated Certificate of Incorporation, as amended, was adopted by the holders of a majority of the outstanding shares of Common Stock at the Corporation's Annual Meeting of Stockholders held on May 15, 1996 pursuant to notice duly given.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by Robert F. Scumaci, its Senior Vice President this 16th day of May, 1996.

                                         SEPRACOR INC.

                                         By: /s/ Robert F. Scumaci
                                             -------------------------
                                                 Robert F. Scumaci
                                             Its: SENIOR VICE PRESIDENT

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SEPRACOR INC.

         Sepracor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, at a Meeting duly called and held on February 26, 1998, as filed with the minutes of the Board of Directors, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law") proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

         RESOLVED:                  That the first paragraph of Article FOURTH
                                    of the Restated Certificate of
                                    Incorporation, as amended, be amended to read in its entirety as follows:

                                    FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is eighty-one million shares (81,000,000) consisting of eighty million (80,000,000) shares of Common Stock, $.10 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

         SECOND: That the foregoing amendment to the Corporation's Restated Certificate of Incorporation, as amended, was adopted by the holders of a majority of the outstanding shares of Common Stock at the Corporation's Annual Meeting of Stockholders held on May 27, 1998 pursuant to notice duly given.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by Robert F. Scumaci, its Senior Vice President this 3rd day of June, 1998.

                                  SEPRACOR INC.

                                         By: /s/ Robert F. Scumaci
                                             -----------------------
                                                 Robert F. Scumaci
                                             Its: SENIOR VICE PRESIDENT

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        NEW ENGLAND PHARMACEUTICALS, INC.
                          (a Massachusetts corporation)

                                      INTO

                                  SEPRACOR INC.
                            (a Delaware corporation)

         Sepracor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Corporation was incorporated on the 27th day of January, 1984, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the stock of New England Pharmaceuticals, Inc., a corporation incorporated on the 6th day of June, 1995 pursuant to the Massachusetts General Laws.

         THIRD: That the Board of Directors of the Corporation, by written action dated the 24th day of June, 1996, duly adopted the following resolutions:

         RESOLVED:             That, pursuant to the Delaware General
                               Corporation Law, Sections 253, and the
                               Massachusetts General Laws, Chapter 156B, Section
                               82, the Corporation is hereby authorized to merge
                               New England Pharmaceuticals, Inc., a
                               Massachusetts corporation which is a wholly-owned subsidiary of the Corporation, into the Corporation (the "Merger");

         RESOLVED:             That the President and Secretary of the
                               Corporation be and each hereby is, authorized to execute (i) a Certificate of Ownership and Merger with respect to the Merger and to file the same with the Secretary of State of Delaware and (ii)
                               Articles of Merger with respect to the Merger and to cause the same to be filed with the Secretary of State of Massachusetts, and to take all such other actions and to execute all such other instruments and agreements as they or any of them deem appropriate to effect such Merger;

         RESOLVED:             That the Merger shall be effective upon the
                               completion of the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware and the Articles of Merger with the Secretary of State of Massachusetts.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by Timothy J. Barberich as President and attested by David P. Southwell as Secretary, this 28th day of June, 1996.

                                  SEPRACOR INC.

                                         By: /s/ Timothy J. Barberich
                                             ------------------------------
                                              Timothy J. Barberich,
                                              President

ATTEST:

/s/ David P. Southwell
-------------------------------
David P. Southwell, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SEPRACOR INC.

         Sepracor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, at a Meeting duly called and held on February 25, 1999, as filed with the minutes of the Board of Directors, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law") proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

         RESOLVED:                  That the first paragraph of Article FOURTH
                                    of the Restated Certificate of
                                    Incorporation, as amended, be amended to read in its entirety as follows:

                                    FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred and forty-one million shares (141,000,000) consisting of one hundred and forty million (140,000,000) shares of Common Stock, $.10 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

         SECOND: That the foregoing amendment to the Corporation's Restated Certificate of Incorporation, as amended, was adopted by the holders of a majority of the outstanding shares of Common Stock at the Corporation's Annual Meeting of Stockholders held on May 19, 1999 pursuant to notice duly given.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by Robert F. Scumaci, its Senior Vice President this 19th day of May, 1999.

                                  SEPRACOR INC.

                                  By: /s/ Robert F. Scumaci
                                      -------------------------------
                                          Robert F. Scumaci
                                     Its: SENIOR VICE PRESIDENT

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SEPRACOR INC.

                  Sepracor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of said Corporation, at a Meeting duly called and held on February 24, 2000, as filed with the minutes of the Board of Directors, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law") proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

         RESOLVED:                  That the first paragraph of Article FOURTH
                                    of the Restated Certificate of
                                    Incorporation, as amended, be amended to read in its entirety as follows:

                                    FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is two hundred and forty-one million shares (241,000,000) consisting of two hundred and forty million (240,000,000) shares of Common Stock, $.10 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

                  SECOND: That the foregoing amendment to the Corporation's Restated Certificate of Incorporation, as amended, was adopted by the holders of a majority of the outstanding shares of Common Stock at the Corporation's Annual Meeting of Stockholders held on May 24, 2000 pursuant to notice duly given.

         IN WITNESS WHEREOF, Sepracor Inc. has caused this Certificate to be signed by Robert F. Scumaci, its Senior Vice President this 24th day of May, 2000.

                                  SEPRACOR INC.

                                  By:/s/ Robert F. Scumaci
                                     -------------------------
                                         Robert F. Scumaci
                                     Its: Senior Vice President






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